EXHIBIT 16.2

Baker Tilly US, LLP
101 Washington Street, East
P.O. Box 2629
Charleston, WV 25329
United States of America

T: +1 (304) 346 0441
F: +1 (304) 346 8333
bakertilly.com

November 4, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Dear Ladies and Gentlemen:

We have combined the audit practice of Arnett Carbis Toothman, LLP, (“ACT”), the former independent registered public accounting firm for Energy Services of America Corporation (the “Company”) into our firm. We have read the Company’s disclosure set forth in Item 4.01 “Changes in Registrant’s Certifying Accountant” of the Company’s Current Report on Form 8-K dated November 4, 2021 (the “Current Report”) and are in agreement with the disclosure in the Current Report, insofar as it pertains to our firm.

Sincerely,

Baker Tilly US, LLP

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